AGREEMENT FOR TERMINATION OF LEASE
AND VOLUNTARY SURRENDER OF PREMISES
This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made and entered into as of May 12, 2022, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and TEMPEST THERAPEUTICS, INC., a Delaware corporation (“Tenant”), with reference to the following:
RECITALS
A.    Pursuant to that certain Lease Agreement dated as of February 22, 2019, as amended by that certain First Amendment to Lease dated as of June 28, 2019 (as amended, the “Lease”), Tenant now leases from Landlord certain premises commonly known as Suite 275, containing approximately 9,780 rentable square feet (the “Premises”) in that certain building located at 7000 Shoreline Court, South San Francisco, California, as more particularly described in the Lease.
B.     The term of the Lease is scheduled to expire on February 29, 2024.
C.     Tenant and Landlord desire, subject to the terms and conditions set forth below, to accelerate the expiration date of the term of the Lease.
D.     Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:
1.    Termination Date. Landlord and Tenant hereby agree, subject to Tenant’s satisfaction of or Landlord’s waiver of all of the terms and conditions set forth herein, to accelerate the expiration date of the Term of the Lease from February 29, 2024, to January 31, 2023 (the “Termination Date”).
2.     Termination. Notwithstanding anything to the contrary contained in this Agreement, if Tenant does not surrender the Premises on or before the Termination Date in strict accordance with the terms of this Agreement, the Term of the Lease shall nonetheless terminate on the Termination Date and the holdover provisions of the Lease shall apply.
3.     Base Rent and Operating Expenses. Tenant shall be responsible for the payment of all Base Rent, Operating Expenses and any other obligations due under the Lease through the Termination Date. Tenant shall not be required to pay Base Rent or Operating Expenses for any period following the Termination Date so long as Tenant surrenders the Premises in strict compliance with this Agreement and the Lease, and Tenant is not in breach hereof or under the Lease.
4.     Termination and Surrender. Tenant shall voluntarily surrender the Premises as provided in this Agreement on or before the Termination Date. Landlord and Tenant each agree to cooperate reasonably with the other party hereto in all matters, as applicable, relating to surrendering the Premises in accordance with the surrender requirements set forth in the Lease and in the condition required pursuant to the Lease. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, as provided in Section 5 hereof, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease provided for herein.
5.     No Further Obligations. Landlord and Tenant each agree that the other is excused as of the Termination Date from any further obligations under the Lease with respect to the Premises, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease and except as provided for in this Agreement. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant, including in connection with any hazardous materials or for violations of any governmental requirements or requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease, as modified by this Agreement, prior to the Termination Date.
747545889.1    1

6.     Removal of Personal Property. Any personal property of Tenant remaining in the Premises after the Termination Date is hereby agreed to be abandoned by Tenant and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability of any kind to Tenant. Notwithstanding the foregoing or anything to the contrary set forth herein, Landlord acknowledges that there are no Installations or Improvements which Tenant must remove prior to the surrender of the Premises.
7.     Acknowledgment. Tenant acknowledges that it has read the provisions of this Agreement, understands them, and is bound by them. Time is of the essence in this Agreement.
8.     No Assignment. Tenant represents and warrants that Tenant has not assigned, mortgaged, subleased, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Agreement.
9.    No Modification. This Agreement may not be modified or terminated except in writing signed by all parties.
10.    Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.
11.    Attorneys’ Fees. In the event of a dispute between the parties in connection with this Agreement or the Lease, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party. Each party shall be responsible for its own costs and legal fees in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
12.    Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.
13.     OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
14.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
15.    Authority. Landlord and Tenant hereby represent: (i) that each individual executing this Agreement on behalf Landlord or Tenant is duly authorized by that party to execute or attest and deliver this Agreement on behalf of that party in accordance with its organizational documents; and (ii) that this Agreement is binding upon Landlord and Tenant.
16.     Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about the transaction contemplated by this Agreement. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other for or compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Agreement.
[Signatures are on the next page]
747545889.1    2

747545889.1    3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
TENANT:
TEMPEST THERAPEUTICS, INC.,
a Delaware corporation
By:/s/ Nicholas Maestas
Name: Nicholas Maestas
Its: Vice President, Strategy and Finance
X I hereby certify that the signature, name,
and title above are my signature, name and title

LANDLORD:
ARE-SAN FRANCISCO NO. 17, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member
By:    ARE-QRS CORP.,
a Maryland corporation,
general partner
By: /s/ Kristen Childs
Name: Kristen Childs
Its: Vice President – Real Estate

747545889.1    4